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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 27, 2004

                                   ATARI, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                         Commission File Number: 0-27338


                                   13-3689915
                      (I.R.S. Employer Identification No.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                         (Address of Principal Executive
                          Offices, Including Zip Code)

                                 (212) 726-6500
              (Registrant's Telephone Number, Including Area Code)

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Item 12. Results of Operations and Financial Condition

     On January 27, 2004, Atari, Inc. issued a press release announcing, among other things, revisions to its previously issued financial guidance for the fiscal quarter ended December 31, 2003 and the fiscal year ending March 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     The attached press release discloses the Company's financial guidance with respect to earnings per share for the fiscal year ending March 31, 2004, prior to a one-time non-cash dividend relating to the Company's recent recapitalization and public offering, which is considered to be a non-GAAP financial measure. The press release reconciles the Company's future estimated earnings per share, as determined in accordance with GAAP, by setting forth future estimated earnings per share without giving effect to the dividend; calculated by dividing future estimated net income into the anticipated number of weighted average shares outstanding. Management has calculated anticipated earnings per share on a non-GAAP basis because such measure better reflects the Company's actual business operations.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         ATARI, INC.

                                         By: /s/ David Fremed
                                            ------------------------------------
                                             David Fremed, Senior Vice
                                              President, Chief Financial Officer


Date: January 27, 2004

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                                  EXHIBIT INDEX

Exhibit No.      Description
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99.1                   Press release of Atari, Inc., dated January 27, 2004.


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